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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of United Parcel Service of America, Inc. on Form S-8 of our report dated February 9, 1998, appearing in the Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia


February 10, 1999